UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 1, 2025
(Date of earliest event reported)

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-12507	22-2448962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Glen Street	Glens Falls	New York	12801
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:			518	745-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $1.00 per share	AROW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced on the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 14, 2025 by Arrow Financial Corporation (the “Company”), David D. Kaiser, former Senior Executive Vice President and Chief Credit Officer of the Company, retired and relinquished all positions he held with the Company and its subsidiaries effective June 30, 2025. On July 1, 2025, the Company entered into a Professional Services Agreement with Mr. Kaiser (the “Agreement”), effective July 1, 2025, pursuant to which he shall provide professional services as directed by the CEO.
The term of the Agreement will be six months and Mr. Kaiser will receive compensation of $2,500 per month, plus approved out-of-pocket expenses. Subject to certain exceptions, either party may terminate the Agreement without liability upon 30 days’ prior written notice to the other party.

The foregoing description of the Agreement is incomplete and is qualified in its entirety by reference to the full text of the Professional Services Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Professional Services Agreement, dated as of July 1, 2025, by and between Arrow Financial Corporation and David D. Kaiser

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Date:	July 3, 2025	/s/ Penko Ivanov
Penko Ivanov Chief Financial Officer